Reg. No. 33-61991
------------------------------------------------------------------------


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                            ______________


                    POST-EFFECTIVE AMENDMENT NO. 1
                                  TO
                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                       WPS Resources Corporation
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

                Wisconsin                      39-1775292
     -------------------------------        -------------------
     (State or other jurisdiction of        (I.R.S. Employer
     incorporation or organization)         Identification No.)

                        700 North Adams Street
                            P. O. Box 19001
                       Green Bay, WI  54307-9001
                           920-433-1466
               -----------------------------------------
                   (Address, including zip code, and
               telephone number, including area code, of
               registrant's principal executive offices)

         LARRY L. WEYERS, Chairman,                 MICHAEL S. NOLAN
   President, and Chief Executive Officer            Foley & Lardner
         WPS Resources Corporation              777 East Wisconsin Avenue
   700 North Adams Street, P.O. Box 19001          Milwaukee, WI 53202
          Green Bay, WI 54307-9001           Telephone Number:  414-289-3608
      Telephone Number:  920-433-1466
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               _________________


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time after the effective date of this registration statement, as the registrant shall determine in light of market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /__/

                              ___________

        The Registrant hereby amends Registration Statement Reg. No. 33-61991 and the Prospectus contained therein to read as set forth herein.

        The Prospectus contained in this Registration Statement is a combined Prospectus pursuant to Rule 429 and relates to Registration No. 33-47172.

                               LOGO





                    WPS RESOURCES CORPORATION



                           __________



                      STOCK INVESTMENT PLAN
                           PROSPECTUS


                           __________


                          COMMON STOCK


                           __________












                The Date of this Prospectus is
                        June ___, 1998

                        WPS RESOURCES CORPORATION
                          STOCK INVESTMENT PLAN


   The accompanying prospectus describes our Stock Investment Plan. The Plan provides you with a simple and convenient method of purchasing additional shares of common stock without incurring any brokerage commissions or service charges. Please review the Prospectus carefully and retain it for future reference.

   Participants in the Plan have three alternatives:

   - FULL DIVIDEND REINVESTMENT. All cash dividends on common shares held now and hereafter by a Participant will be reinvested by purchasing additional common stock at market price. Optional cash payments of not less than $25 nor more than $100,000 per calendar year may also be invested at market price.

   - PARTIAL DIVIDEND REINVESTMENT. Less than all cash dividends on common shares held by a Participant will be reinvested by purchasing additional common stock at market price. Optional cash payments of not less than $25 nor more than $100,000 per calendar year may also be invested at market price.

   - OPTIONAL CASH PAYMENTS ONLY. While continuing to receive cash dividends, a Participant may invest by making optional cash payments of not less than $25 nor more than $100,000 per calendar year. Optional cash payments will be invested at market price.

   If you are not currently participating in the Plan and wish to do so, please complete an Authorization Form. Beneficial owners whose shares are registered in a name other than their own (e.g., in the name of a broker or bank nominee) may participate in the Plan by becoming a shareholder of record by having such shares transferred into their own name, or specifically authorizing and directing their nominee to participate for their account.

   If you have any questions about the Plan, refer to the back cover of this booklet for information on contacting the Shareholder Services Department.

PAGE

                             CONTENTS


THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . 2

PURPOSES, ADVANTAGES AND DISADVANTAGES
  OF PLAN, AND ELIGIBILITY

    1. What are the purposes of the Plan?. . . . . . . . . . . . . 2
    2. What are advantages of the Plan?. . . . . . . . . . . . . . 3
    3. Are there disadvantages to investing
         under the Plan? . . . . . . . . . . . . . . . . . . . . . 3
    4. Who is eligible to participate in the Plan? . . . . . . . . 4

ADMINISTRATION AND AGENT

    5. Who administers the Plan? . . . . . . . . . . . . . . . . . 4

PROCEDURE FOR JOINING - AUTHORIZATION FORM

    6. How and when may an eligible person join
         the Plan? . . . . . . . . . . . . . . . . . . . . . . . . 5
    7. What does the Authorization Form provide? . . . . . . . . . 6
    8. How do you become a Participant under the
         Plan if you are not a WPSR shareholder
         or an employee of WPSR or its subsidiaries? . . . . . . . 7
    9. How are optional cash payments made?. . . . . . . . . . . . 8

SOURCE OF SHARES - PURCHASE PRICES - INVESTMENT PERIODS

   10. What is the source of shares purchased
         under the Plan? . . . . . . . . . . . . . . . . . . . . . 9
   11. What is the price of shares under the Plan? . . . . . . . . 9
   12. When will funds be invested under the Plan? . . . . . . . .10
   13. How many shares will be purchased for a
         Participant during each investment period?. . . . . . . .10
   14. Are any fees or expenses incurred by
         Participants? . . . . . . . . . . . . . . . . . . . . . .10
   15. Can a Participant withdraw or sell shares
         in his or her Plan account without
         terminating participation in the Plan?. . . . . . . . . .11
   16. How and when may a Participant terminate
         participation in the Plan?. . . . . . . . . . . . . . . .12
   17. When may an eligible person rejoin the Plan?. . . . . . . .13

CERTIFICATES FOR SHARES - ACCOUNTS - REPORTS

   18. Will certificates be delivered to
         Participants for shares purchased?. . . . . . . . . . . .13
   19. In whose name will accounts be maintained
         and in whose name will certificates be
         registered when issued? . . . . . . . . . . . . . . . . .13
   20. May a Participant transfer shares of common
         stock of WPSR registered in his or her name
         into a Plan account for safekeeping?. . . . . . . . . . .14
   21. What reports and other information will be
         sent to Participants? . . . . . . . . . . . . . . . . . .15

OTHER INFORMATION

   22. What happens if WPSR issues a stock dividend,
         declares a stock split, or has a rights
         offering? . . . . . . . . . . . . . . . . . . . . . . . .15
   23. How will a Participant's shares be voted at
         meetings of shareholders? . . . . . . . . . . . . . . . .16
   24. What is the responsibility of WPSR under
         the Plan? . . . . . . . . . . . . . . . . . . . . . . . .16
   25. Who interprets and regulates the Plan?. . . . . . . . . . .16
   26. May the Plan be suspended, modified, or
         terminated? . . . . . . . . . . . . . . . . . . . . . . .16

FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . .17

SHAREHOLDER RIGHTS . . . . . . . . . . . . . . . . . . . . . . . .19

DESCRIPTION OF COMMON STOCK

   General . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
   Dividend and Liquidation Rights . . . . . . . . . . . . . . . .20
   Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . .20
   Certain Statutory and Other Provisions. . . . . . . . . . . . .21
   Pre-emptive Rights. . . . . . . . . . . . . . . . . . . . . . .23
   Conversion Rights, Redemption Provisions, and
     Sinking Fund Provisions . . . . . . . . . . . . . . . . . . .23
   Liability to Further Calls or to Assessment . . . . . . . . . .23
   Transfer Agents and Registrar . . . . . . . . . . . . . . . . .24

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . .24

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . .25

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . .25

LEGAL OPINIONS . . . . . . . . . . . . . . . . . . . . . . . . . .26

EXPERTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

                               PROSPECTUS

                            1,000,000 Shares

                       WPS RESOURCES CORPORATION


                         STOCK INVESTMENT PLAN
                             COMMON STOCK
                             ($1 PAR VALUE)



   With this Prospectus, WPS Resources Corporation ("WPSR") offers an opportunity to purchase Common Stock, $1 par value ("Common Stock"), of WPSR under WPSR's Stock Investment Plan (the "Plan"). Participation in the Plan is open to (1) shareholders of record of WPSR's Common Stock, (2) employees of WPSR or one of its majority-owned subsidiaries who receive compensation (other than a pension, retirement allowance, retainer, or fee under contract) for services rendered to WPSR (collectively, the "Participants"), and (3) members of the general public who desire to become Participants. Participants holding stock in WPSR may use their quarterly Common Stock dividends to purchase Common Stock. In addition, all Participants have the option of making supplemental cash payments of not less than $25 per payment subject to a maximum of $100,000 per calendar year to purchase additional shares of WPSR's Common Stock and to have the dividends on such stock reinvested under the Plan (see "Description of Common Stock" on page 19).



   The price of each share of WPSR's Common Stock purchased under the Plan will be 100% of market value, determined as provided in the Plan.
Participants do not pay any brokerage fee or commission when they purchase shares under the Plan. WPSR bears the cost of administering the Plan.



   To the extent required by applicable law in certain states, shares of Common Stock offered under the Plan to certain persons in those states are offered only through Firstar Trust Company, Milwaukee, WI, or a registered broker/dealer in such states.


       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
           THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
             OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                    CONTRARY IS A CRIMINAL OFFENSE.



          The date of this Prospectus is June __, 1998.

PAGE

                              THE COMPANY


   WPSR is a holding company whose primary subsidiary, Wisconsin Public Service Corporation ("WPSC"), is a regulated utility engaged in the production, transmission, distribution, and sale of electricity and in the purchase, distribution, and sale of gas in northeastern and central Wisconsin and a portion of Upper Michigan. WPSC was incorporated under the laws of the State of Wisconsin in 1883. Its executive offices are located at 700 North Adams Street, Green Bay, WI 54301. Its telephone number is 920-433-1598.



                            USE OF PROCEEDS


   Since purchases of Common Stock under the Plan may be satisfied by (1) the purchase of new shares of Common Stock issued by WPSR, (2) the purchase of shares of Common Stock held in WPSR's treasury, or (3) the purchase of shares of Common Stock in the open market, the number of shares of Common Stock, if any, that WPSR ultimately will sell under WPSR's Stock Investment Plan is not known. If newly issued or treasury shares of Common Stock are purchased under the Plan, the proceeds from such sales will be used for general corporate purposes, including, without limitation, the redemption, repayment or retirement of outstanding indebtedness of WPSR or the advance or contribution of funds to one or more of WPSR's subsidiaries to be used for their general corporate purposes, including, without limitation, the redemption, repayment, or retirement of indebtedness or preferred stock of one or more of such subsidiaries. WPSR will not receive any proceeds when shares of Common Stock are purchased under the Plan in the open market.




        PURPOSES, ADVANTAGES AND DISADVANTAGES OF PLAN, AND ELIGIBILITY

1.  WHAT ARE THE PURPOSES OF THE PLAN?

    The purposes of the Plan are twofold. First, it provides WPSR shareholders, employees of WPSR and its subsidiaries, and potential investors in WPSR with a convenient and economical method of investing cash dividends and/or optional cash payments in shares of WPSR's Common Stock. Second, the Plan provides WPSR with the ability to sell its authorized but unissued shares of Common Stock (or treasury shares, if any) to Plan Participants

PAGE
which will provide additional equity funds to WPSR for its general corporate purposes.


2.  WHAT ARE ADVANTAGES OF THE PLAN?

    The advantages of the Plan include the following:


    a. Participants and initial investors do not pay brokerage commissions, fees, or service charges in connection with purchases of shares under the Plan or for participating in the Plan.



    b. Shares purchased under the Plan are held in the name of Firstar Trust Company, which is acting as custodian for shares acquired pursuant to the Plan (the "Custodian") or any successor custodian, or a nominee for the Custodian or the Participants under the Plan, and credited to a separate account for each Participant. This relieves Participants of the responsibility for the safekeeping of multiple certificates for shares purchased and it protects Participants against loss, theft, or destruction of stock certificates.



    c. A statement of the Participant's Plan account is furnished after each transaction (i.e., purchase, sale, withdrawal, or transfer of shares), thereby
             ----
providing a simplified method of recordkeeping.



    d. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to a Participant's account. Participants are credited with dividends on full and fractional shares held under the Plan.



3.  ARE THERE DISADVANTAGES TO INVESTING UNDER THE PLAN?

    Disadvantages of the Plan include the following:

    a. A Participant or initial investor has no control over the price, and, in the case of Common Stock of WPSR purchased or sold in the open market, the time at which such shares are purchased or sold for his or her account. Participants bear the market risk associated with fluctuations in the price of WPSR's Common Stock pending the execution of a purchase or sale of shares for the Participant's account.


    b. No interest will be paid on funds held for a Participant pending investment under the Plan.


    c. Optional and initial cash investments must be received by WPSR no later than the 18th day of any month to be invested during the Investment Period in that month (which normally commences on the 20th day of the month or as soon thereafter as

PAGE
practicable). Otherwise, the investment may be held by the Independent Agent for the Plan or in an escrowed account for Participants under the Plan and invested during the Investment Period in the immediately succeeding month. Optional and initial cash not invested in shares within 35 days after receipt will be promptly returned to Participants.


4.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?


    Any person or entity, whether or not a record holder of WPSR's Common Stock or a shareholder of WPSR or of a subsidiary of WPSR, is eligible to participate in the Plan, provided that (1) such person or entity fulfills the prerequisites for participation described under Question 6 below and (2) in the case of citizens or residents of a country other than the United States, its territories and possessions, participation would not violate local laws applicable to WPSR, the Plan, or such person.



    If a person owns shares which are registered in someone else's name, such as in the name of a broker, nominee, or trustee, and desires to participate in the Plan, participation can be accomplished by either (1) transferring those shares of Common Stock which they wish to be subject to the Plan into his or her own name or (2) requesting the broker, nominee, or trustee to participate in the Plan on his or her behalf. The ability of a person to make optional investments under the Plan through a broker, nominee, or trustee, however, may be limited depending upon the amount of optional investments made by the record holder for its own account or the account of other investors. Optional investments are limited to $100,000 per calendar year for each person directly participating in the Plan.


                        ADMINISTRATION AND AGENT

5.  WHO ADMINISTERS THE PLAN?


    WPSR will administer the Plan. Inquiries and other communications relating to the Plan should be mailed to the following address:

       WPS Resources Corporation
       Shareholder Services Department
       P. O. Box 19001
       Green Bay, WI  54307-9001

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

    Persons who wish to communicate by telephone with WPSR concerning the Plan may do so by calling one of the following shareholder information numbers:

    Local Calls (Green Bay area)                        920-433-1050
    Outside Green Bay Area (toll-free)                  800-236-1551



    Persons who wish to communicate by Internet with WPSR concerning the Plan may do so using E-mail. The address is investor@wpsr.com. A Stock Investment Plan Prospectus can be ordered using the Internet at http://www.wpsr.com under Financial Information.



    An independent securities broker-dealer registered under the Securities Exchange Act of 1934 (the "Independent Agent") that is an "agent" independent of the issuer, as that term is defined in the rules of the Commission under the Exchange Act, will purchase shares of Common Stock as the agent for the Participants in the Plan. Cash dividends and optional cash payments which are to be invested under the Plan will be paid or delivered by WPSR to an escrowed account maintained with a bank or as directed by the Independent Agent, promptly following receipt thereof by WPSR and on or following the next Investment Period applied by the Independent Agent to the purchase of Common Stock of WPSR.



    Neither WPSR nor its employees or agents, however, will provide investment advice with respect to participation in the Plan.



               PROCEDURE FOR JOINING - AUTHORIZATION FORM

6.  HOW AND WHEN MAY AN ELIGIBLE PERSON JOIN THE PLAN?


    Any person may join the Plan at any time by completing and signing an Authorization Form. Authorization Forms will be provided at any time upon request to WPSR in writing, by telephone, by E-mail or by ordering a Stock Investment Plan Prospectus on the Internet.



    A person will become a Participant after a properly completed
Authorization Form, together with an initial investment of not less than $100, has been received and accepted by WPSR.



    If a shareholder authorizes the reinvestment of dividends, dividends will be reinvested beginning with the first dividend paid after the next record date for

PAGE

Common Stock following receipt of the Authorization Form. Common Stock record dates are normally the last business day of February, May, August, and November.



    An optional cash payment received on or before the 18th day of any month with or after receipt of an Authorization Form will be invested under the Plan during the next Investment Period following receipt of the payment.
Investment Periods normally commence on the 20th day of each month and continue until the Independent Agent is able to complete all purchases of Common Stock required to be made under the Plan for that month. An optional cash payment received after the 18th day of any month will generally be invested during the Investment Period in the next succeeding month.


7.  WHAT DOES THE AUTHORIZATION FORM PROVIDE?


    The Authorization Form authorizes WPSR to enroll a person in the Plan, to apply the initial investment, if any, dividends, or optional cash payments, if any, to be reinvested in accordance with the Plan and to hold shares of Common Stock for that person pursuant to the Plan. The Authorization Form also authorizes the Independent Agent to purchase shares of Common Stock for that person pursuant to the Plan. The person furnishing the Authorization Form must indicate how he or she wishes to participate in the Plan. The following options are available:



    a. Full Dividend Reinvestment and Optional Cash Payments. Dividends are reinvested on all shares of stock registered in a Participant's name and on all shares which are subsequently acquired. Dividends on all shares held in the Participant's Plan account are also reinvested and the Participant is eligible to, but is not required to, make optional cash payments (see the answer to Question 9).



    b. Partial Dividend Reinvestment and Optional Cash Payments. Cash dividends continue to be remitted to the Participant on the number of shares specified by the Participant on the Authorization Form. Dividends on all other shares, whether held in the Participant's Plan account or registered in his or her name, are reinvested. The Participant is eligible to, but is not required to, make optional cash payments.


    c. Optional Cash Payments Only. Cash dividends continue to be remitted to the Participant

PAGE
on shares registered in his or her name and on shares held in the Participant's Plan account. Any optional cash payments received will be used to purchase additional shares of Common Stock under the Plan.

    As described above, any eligible person who has submitted a signed Authorization Form may make optional cash payments regardless of which box is checked on the Form.


    A Participant who wishes to change his or her chosen method of participation in the Plan must file a new Authorization Form with WPSR.


    The amount of dividends reinvested will be reduced by any amount which
    ----------------------------------------------------------------------
is required to be withheld under an applicable tax or other statute.
-------------------------------------------------------------------


8. HOW DO YOU BECOME A PARTICIPANT UNDER THE PLAN IF YOU ARE NOT A WPSR SHAREHOLDER OR AN EMPLOYEE OF WPSR OR ITS SUBSIDIARIES?

    An eligible investor who is not registered or a record holder of WPSR's Common Stock must include a minimum initial cash investment of at least $100 in United States dollars with his or her completed Authorization Form. The initial investment may be made by personal check or money order payable to WPS Resources Corporation Stock Investment Plan. Do not send cash. An initial cash investment may not exceed $100,000. Interest will not be paid on funds
                                          ----------------------------------
held under the Plan pending investment.  Accordingly, interested investors
--------------------------------------
should transmit funds so that they reach WPSR on or immediately preceding the 18th day of a month. An investor may stop the investment of an initial payment (and receive a refund of such amount) by notifying WPSR in writing, provided that the written communication is received by WPSR not later than the 18th day of the month in which the initial cash investment is made if the payment is made prior to the 18th day of the month or not later than the 18th day of the immediately following month if the payment is made on or after the 18th day of the month. No refund of a check or money order will be made until the funds from the instruments have been collected by WPSR.

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
9.  HOW ARE OPTIONAL CASH PAYMENTS MADE?

    All Participants
    ----------------


    An optional cash payment, which must be in United States dollars, may be made by anyone who has joined the Plan, by mailing or delivering to WPSR a check or a money order payable to WPS Resources Corporation. A remittance form should accompany each payment; however, the first optional cash payment may be forwarded without the remittance form. No interest will be paid on optional cash payments. Therefore, it is recommended that optional cash payments be made in a manner so as to reach WPSR just a few days prior to the 18th day of any month.



    The same amount of money does not need to be sent in each payment, and there is no obligation to make optional cash payments on a regular basis. An optional cash payment must be at least $25. Optional cash payments by a Participant, including the initial cash investment, may not exceed $100,000 in any calendar year. Payments of less than $25, and all amounts in excess of the $100,000 cumulative annual limitation will be returned to the Participant.



    A Participant may stop the investment of an optional cash payment (and receive a refund of such amount) without withdrawing from the Plan by notifying WPSR in writing, provided that the written communication is received by WPSR not later than the 18th day of any month. No refund of an optional cash payment will be made until such funds have actually been collected by WPSR.



    Employee Participants
    ---------------------

    Employees may also participate in the Plan by means of payroll withholding. Payroll withholding is initiated by submitting a signed Payroll Withholding Form and an Authorization Form to the Shareholder Services Department.



    Payroll withholding forms will be processed promptly so that the payroll deduction begins as soon as possible. WPSR will withhold the amount authorized from the employee's paycheck(s). The monthly amount must not be less than $25. All amounts withheld from an employee's paychecks will be invested during the next Investment Period. No interest will be paid on funds pending investment.



    An employee may change or discontinue payroll withholding by submitting a new signed Payroll

PAGE

Withholding Form indicating the change desired. A new withholding form will not affect the authorization to invest amounts previously withheld.


        SOURCE OF SHARES - PURCHASE PRICES - INVESTMENT PERIODS

10. WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?


    Shares of Common Stock purchased under the Plan will be either newly issued shares or shares held in the treasury of WPSR or, at WPSR's option, can be shares purchased in the open market by the Independent Agent selected by WPSR. The primary consideration in determining the source of shares of Common Stock to be used for purchases under the Plan is expected to be WPSR's desire or need to increase equity capital. If WPSR does not desire or need to raise equity funds externally, shares of Common Stock purchased for Plan Participants will be purchased in the open market by the Independent Agent. WPSR will not change its determination regarding the shares (i.e., from WPSR
                                                             ----
or in the open market) more than once in any calendar quarter. WPSR will not exercise its right to change the source of purchases of shares of Common Stock without a determination by WPSR's Board of Directors or Chief Financial Officer that WPSR's need to raise additional capital has changed or that there is another valid reason for the change.


11. WHAT IS THE PRICE OF SHARES UNDER THE PLAN?


    The price of shares issued by WPSR (or treasury shares) for a Participant pursuant to the Plan will be the average of the high and low prices of WPSR's Common Stock as reported as New York Stock Exchange composite transactions on the first day of the Investment Period in which the shares are issued (or if WPSR's Common Stock is not traded on the Exchange on that date, on the next day on which it is traded).



    The price of Common Stock purchased on the open market with respect to an Investment Period will be the weighted average price of all shares purchased by the Independent Agent with respect to the Investment Period. Any fraction of a cent will be rounded to the nearest cent. WPSR will pay all brokerage commissions and other fees in connection

PAGE
with the purchase of shares for the Plan. The prices determined as described above apply to purchases with reinvested dividends and with initial or optional cash payments.


12. WHEN WILL FUNDS BE INVESTED UNDER THE PLAN?


    Funds received on or before the 18th day of the month will be invested during the Investment Period in that month. Funds received after the 18th day of a month will generally be invested during the Investment Period in the following month. The Independent Agent may begin making such open market purchases prior to the applicable Investment Period. The Independent Agent will use its best efforts to apply all initial and optional cash payments to the purchase of Common Stock within 35 days of receipt of the funds by WPSR and will use its best efforts to invest all dividends for the purchases within 30 days of the dividend payment date, subject to any applicable requirements of federal securities laws relating to the timing and manner of purchases of Common Stock under the Plan. Any dividends not used within 30 days of their payment to buy shares of Common Stock of WPSR shall be returned to Participants and any other funds not used within 35 days of receipt to buy such shares shall be returned to the Participant from whom such funds were received.


13. HOW MANY SHARES WILL BE PURCHASED FOR A PARTICIPANT DURING EACH INVESTMENT PERIOD?

    The number of shares, including fractional shares, purchased will depend on the amount of cash dividends and the amount of cash payments, if any, to be invested during the Investment Period and on the price of the shares determined as provided in the answer to Question 11. A Plan Participant may not direct the purchase of a specific number of shares for his or her Plan account.

14. ARE ANY FEES OR EXPENSES INCURRED BY PARTICIPANTS?


    There are no brokerage commissions, fees, or service charges for the purchase of shares under the Plan or for participating in the Plan. Certain charges may be incurred if a Participant requests that his or her shares be sold through the Plan. (See the answers to Questions 15 and 16.)

PAGE

15. CAN A PARTICIPANT WITHDRAW OR SELL SHARES IN HIS OR HER PLAN ACCOUNT WITHOUT TERMINATING PARTICIPATION IN THE PLAN?


    A Participant may at any time direct WPSR to issue certificates or sell any number of shares held in his or her Plan account by furnishing a written request to WPSR as follows:

    To Receive Certificates for Shares:
    ----------------------------------

    The written request must indicate the number of shares to be certificated from the Participant's Plan account. The request must be signed by all registered owners. The signatures need not be guaranteed.


    The certificates for shares withdrawn will be registered in the Participant's name exactly as shown on the account registration. The certificates can, upon request, be registered otherwise. Any such request must be signed by the Participants and their signatures guaranteed by an entity participating in the Securities Transfer Agents Medallion Program.

    Certificates for shares withdrawn will be issued to the Participant without charge. Certificates for fractions of shares will not be issued under any circumstances.

    If you participate in the Plan under the Full Dividend Reinvestment option, dividends on any shares you withdraw from the Plan in certificated form will continue to be reinvested. If you participate in the Plan under the Partial Dividend Reinvestment option, you will continue to have dividends remitted on the number of shares indicated on your Authorization Form. If you participate in the Plan under the Optional Cash Payment Only option, dividends on the shares you withdraw from the Plan in certificated form will be paid to you in cash.


    To Sell Shares:
    --------------

    The written request must indicate the number of shares to be sold from the Participant's Plan account and must bear the signature(s) of the Participant(s).



    When shares requested to be sold by Participants are sold on the open market, WPSR will accumulate sale requests from Participants and, at least once every ten business days, will submit a sale request to the Independent Agent on behalf of Participants. The proceeds of the sale, less brokerage commission, will be remitted to the Participant. Brokerage commissions will be calculated based on the average commission per share for the accumulated group sale at a rate negotiated by WPSR with the Independent Agent.

    Any shares requested to be sold by a Participant may, at the option of the Independent Agent, be purchased on behalf of the Plan with any available funds being invested under the Plan. If purchased with Plan funds, the purchase price will be the average of the high and low prices of WPSR's Common Stock as reported as New York Stock Exchange composite transactions on the date the request for such sale is received by WPSR (or, if WPSR's Common Stock is not traded on the Exchange on that date, on the next day on which it is traded). The proceeds of such sales will be remitted to the selling Participants. No brokerage commissions will be paid by the selling Participants or by the Participants in the Plan in such cases. Officers and directors of WPSR or its wholly-owned subsidiaries will not be permitted to sell shares in this manner.


16. HOW AND WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?


    A Participant may terminate participation in the Plan at any time by notifying WPSR in writing. The Participant's notification should include instructions as to whether the shares should be withdrawn from the Plan and issued in certificated form or sold through the Plan. Whole shares will be withdrawn in certificated form or sold as described in the answer to Question 15, under To Sell Shares. When an account is terminated, a cash payment is made for any fractional shares remaining in the account. A fractional share will not be issued in certificated form, but will be grouped with other fractional shares and sold using the procedure for sale of whole shares described in the answer to Question 15, under To Sell Shares.



    If a Participant's request to terminate Plan participation is received by WPSR on or before the 10th day of any month, any cash dividend and any optional cash payments which would otherwise have been invested during the next investment period will be paid to the Participant. If a Participant's request to terminate Plan participation is received by WPSR after the 10th day of any month, any cash dividend

PAGE
and any optional cash payments scheduled to be invested will be invested. All future dividends will be paid to the Participant.



    WPSR may terminate a Participant's participation in the Plan after mailing a Notice of Intention to Terminate to the Participant at the address which appears on WPSR's records.


17. WHEN MAY AN ELIGIBLE PERSON REJOIN THE PLAN?


    Generally, an eligible person may again become a Participant at any time. However, WPSR reserves the right to reject any Authorization Form from a previous Participant on the grounds of excessive joining and termination. Such reservation is intended to minimize administrative expenses and to encourage use of the Plan as a long-term investment service.



              CERTIFICATES FOR SHARES - ACCOUNTS - REPORTS

18. WILL CERTIFICATES BE DELIVERED TO PARTICIPANTS FOR SHARES PURCHASED?


    Certificates for shares purchased under the Plan will not automatically be delivered to Participants. The shares purchased for a Participant will be credited to the Participant's Plan account and shown on the Participant's statement of account. However, if a Participant wishes to obtain certificates for any number of whole shares credited to his or her account without withdrawing from the Plan, the Participant may do so in the manner described in the answer to Question 15, under To Receive Certificates for Shares.


19. IN WHOSE NAME WILL ACCOUNTS BE MAINTAINED AND IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?


    A Participant's Plan account will be maintained in the name or names which appear on WPSR's shareholder records.


    In the case of an employee who participates in the Plan only by making optional cash payments (including payroll withholding), the Plan account will be maintained in the employee's name as shown on payroll records.


    Certificates for shares, when issued to a Participant, will be registered in the name or names in which the account is maintained. Certificates may be issued in such other name(s) as the Participant may request as described in the answer to Question 15, under To Receive Certificates for Shares.



20. MAY A PARTICIPANT TRANSFER SHARES OF COMMON STOCK OF WPSR REGISTERED IN HIS OR HER NAME INTO A PLAN ACCOUNT FOR SAFEKEEPING?

    To provide for safekeeping, a Participant may transfer shares of Common Stock of WPSR registered in his or her name into his or her Plan account. Certificates for such shares should be forwarded to WPS Resources Corporation, Shareholder Services Department, 700 North Adams Street, P. O. Box 19001, Green Bay, WI 54307-9001, with a letter instructing WPSR to transfer the shares to the Participant's Plan account. Such certificates should not be endorsed.



    It is recommended that any such certificates mailed to WPSR be sent by registered mail and insured. WPSR reserves the right to limit the number of shares which may be held for safekeeping and set minimum time periods for retention of such shares under the Plan. Additional shares deposited under the Plan may be sold or withdrawn as described under Question 15.



    WPSR may also issue shares of its Common Stock from time to time to Firstar Trust Company as custodian for the holders of such shares and establish safekeeping accounts under the Plan for such shareholders irrespective of whether such shareholders are Participants under the Plan.



    The shares of WPSR Common Stock deposited for safekeeping will be transferred to Firstar Trust Company as custodian for Participants and other shareholders and credited to the Participant's Plan account or a safekeeping account established for a shareholder who is not a Plan Participant. Thereafter, such shares of Common Stock will be treated in the same manner as shares of Common Stock purchased under the Plan and credited to Participants' accounts. Cash dividends paid on shares of Common Stock credited to a Participant's account that were deposited into the Plan for safekeeping will be paid to the Participant or reinvested in shares of Common Stock in accordance with the Participant's reinvestment election designated on his or her Authorization Form. Cash dividends paid on shares of Common Stock credited to an account for a shareholder who is not a

PAGE

Participant under the Plan will be paid directly to such shareholder.


21. WHAT REPORTS AND OTHER INFORMATION WILL BE SENT TO PARTICIPANTS?


    Each Participant will receive a Plan statement of account following each transaction with respect to shares for his or her Plan account. A final statement with respect to each calendar year will be furnished on or before January 31 of the following year and will show (separately for shares purchased for the account of the Participant with reinvested dividends and with optional cash payments) the number of shares purchased during the calendar year, the number of shares purchased during each Investment Period and the purchase price of the shares purchased during each Investment Period. The statements provide a continuous record of transactions and should be retained for income tax purposes (see "Federal Income Tax Consequences" on page 14). Each Participant will also receive copies of any amendments to the Prospectus relating to the Plan and will receive the same communications as any other shareholder, including annual reports, notices of annual meetings, and proxy statements.




                             OTHER INFORMATION

22. WHAT HAPPENS IF WPSR ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT, OR HAS A RIGHTS OFFERING?

    Any shares distributed by WPSR as a stock dividend on shares (including fractional shares) credited to a Participant's account under the Plan, or upon any split of such shares, will be credited to the Participant's account.
Stock dividends or splits distributed on all other shares held by the Participant and registered in the Participant's own name will be mailed directly to the Participant. In a rights offering, entitlement will be based upon the Participant's total holdings, including those credited to the Participant's account under the Plan. Rights applicable to shares credited to the Participant's account under the Plan will be sold by WPSR or the Independent Agent and the proceeds will be credited to the Participant's account under the Plan and applied to the purchase of shares during the next Investment Period.



    Any Participant who wishes to exercise, transfer, or sell the rights applicable to the shares credited to

PAGE
his or her account under the Plan must request, prior to the record date for the issuance of any such rights, that the whole shares credited to the account be transferred from the account and registered in his or her name.


23. HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?


    Plan shares will be voted in accordance with the proxy which will be furnished to the Participant. If a Participant desires to vote the shares credited to his or her Plan account in person at a meeting of shareholders, a proxy for such shares may be obtained upon written request received by WPSR at or prior to the meeting. If a Participant does not direct WPSR as to how shares credited to his or her Plan account are to be voted by returning a signed proxy card, such shares will not be voted.



24. WHAT IS THE RESPONSIBILITY OF WPSR UNDER THE PLAN?

    In administering the Plan, neither WPSR, the Independent Agent, nor any agent of either of them will be liable for any act done in good faith, or for any omission to act in good faith, including without limitation, any claim of liability arising out of failure to terminate the Participant's account upon such Participant's death prior to the receipt of notice in writing of such death. The foregoing provision, however, does not extend to liability resulting from any violation of the federal securities laws.



    Participants should recognize that neither WPSR nor the Independent Agent can assure them of a profit or protect them against a loss on shares purchased by them under the Plan.


25. WHO INTERPRETS AND REGULATES THE PLAN?


    WPSR reserves the right to interpret and regulate the Plan.



26. MAY THE PLAN BE SUSPENDED, MODIFIED, OR TERMINATED?

    WPSR reserves the right to suspend, modify, or terminate the Plan at any time. Any suspension, modification, or termination of the Plan will be announced by WPSR to all Participants. In the event of termination of the Plan by WPSR, certificates for whole shares credited to a Participant's account under the Plan will be delivered to the Participant by WPSR. A cash payment will be made for any fractional share based on the average of the high and

PAGE
low prices of WPSR's Common Stock reported as New York Stock Exchange composite transactions on the next day on which the Common Stock is traded on the Exchange following the date of termination of the Plan.



                      FEDERAL INCOME TAX CONSEQUENCES


    The following discussion sets forth the general federal income tax consequences of participating in the Plan; however, the discussion is not intended to be an exhaustive treatment of such tax consequences. Future legislative changes or changes in administrative or judicial interpretation, some or all of which may be retroactive, could significantly alter the tax treatment discussed herein. Accordingly, and because tax consequences may differ among Participants in the Plan, each Participant should discuss specific tax questions regarding participation in the Plan with his or her own tax advisor.



    Participants in the Plan, in general, have the same federal income tax obligations with respect to their dividends as do shareholders who are not Participants in the Plan. When dividends are reinvested in shares of Common Stock, a Participant will be treated for federal income tax purposes as having received a taxable dividend equal to the cash dividend reinvested, to the extent WPSR has earnings and profits. A Participant's share of brokerage fees paid by WPSR, if any, will be an additional dividend to that Participant, to the extent WPSR has earnings and profits.


    Shares of Common Stock purchased with reinvested dividends will have a tax basis equal to the amount paid therefor, increased by any brokerage fees treated as a dividend to the Participant. Shares will have a holding period beginning on the day following the "transaction date." The transaction date is the date all purchases are completed with respect to a particular Investment Period.

    Shares purchased with optional cash payments have a tax basis equal to the amount of such payments, increased by the amount of brokerage fees, if any, treated as a dividend to the Participant with respect to those shares. The holding period for such shares begins on the day following the transaction date.

PAGE

    Participants should not be treated as receiving an additional taxable dividend based upon their pro rata share of the costs of administering the Plan which are paid by WPSR. However, there can be no assurance that the Internal Revenue Service ("IRS") will agree with this position. WPSR has no present plans to seek formal advice from the IRS on this issue.



    Participants do not recognize any taxable income when they receive certificates for whole shares credited to their accounts, either upon their request for such certificates or upon withdrawal from or termination of the Plan. However, Participants recognize a gain or loss when whole shares acquired under the Plan are sold or exchanged either through the Plan at the request of Participants or by Participants themselves after receipt of certificates for shares from the Plan. Participants also recognize a gain or loss when they receive cash payments for fractional shares credited to their accounts upon withdrawal from or termination of the Plan. The amount of a gain or loss is the difference between the amount which the Participant receives for his or her shares or fractional shares and the tax basis thereof. Such a gain or loss will generally be a capital gain or loss. In the case of a taxpayer who is an individual, any capital gain on the sale of shares will be taxed at a maximum rate of 39.6% if the shares are held for not more than 12 months, at 28% if held more than 12 months, but not more than 18 months, and at 20% if the shares are held for more than 18 months. Additional rate reductions may apply beginning in 2001. Capital losses of an individual taxpayer generally may be used to offset capital gains plus $3,000 of ordinary income.



    In the case of a participating foreign shareholder whose dividends are subject to United States income tax withholding or a domestic shareholder subject to backup tax withholding, the tax required to be withheld will be deducted from the amount of any cash dividend otherwise to be applied to the purchase of shares for his or her account under the Plan, and the amount of the dividend after such deduction will be applied. Since any such withholding tax applies also to a dividend on shares credited to the Plan account, only the net dividend on such shares will be applied to the purchase of additional stock. The regular statements sent to Participants will indicate the amount of tax withheld. Likewise,

PAGE

Participants selling shares or terminating from the Plan who are subject to backup or other withholding will receive only the net proceeds from the sale or termination as required by the Internal Revenue Code and IRS regulations. WPSR cannot refund withholding amounts. Participants subject to withholding should contact their tax advisors or the IRS for additional information.




                             SHAREHOLDER RIGHTS

    On December 12, 1996, the Board of Directors of WPSR approved the issuance to shareholders, as of December 16, 1996, of a dividend of one common share purchase right (a "Right") for each outstanding share of WPSR's Common Stock. The Rights are not presently exercisable; but 10 days after a person or group acquires 15% or more of WPSR's Common Stock or 10 business days (subject to extension) after a person or group announces a tender offer to acquire at least 15% of WPSR's Common Stock, the Rights will become exercisable. The Rights will entitle each holder of Common Stock of WPSR to purchase one share of authorized but unissued Common Stock of WPSR for each Right. The exercise price of each Right is $85. Upon the acquisition by any person or group of 15% or more of the Common Stock of WPSR, each Right, other than Rights held by an acquiring party, will entitle the holder to purchase, at the exercise price, Common Stock of WPSR having a market value of two times the exercise price. The Rights Agreement excludes from the effects thereof the inadvertent acquisition of 15% or more of WPSR's Common Stock, provided there is prompt divestment to less than 15%. The Rights may be redeemed or may, under certain circumstances, be exchanged for shares of Common Stock of WPSR, all as provided and subject to the limitations set forth in the agreement setting forth the terms of the Rights; otherwise, such rights expire on December 11, 2006. WPSR has prepared a Summary of Rights to Purchase Common Shares, a copy of which is available free of charge from WPSR.



                        DESCRIPTION OF COMMON STOCK


    The following statements are based principally upon provisions in WPSR's Restated Articles of Incorporation (the "Articles of Incorporation").

PAGE

GENERAL


    The Articles of Incorporation authorize WPSR to issue 100,000,000 shares of Common Stock (par value $1 per share). The outstanding Common Stock consists of 23,896,962 shares at March 31, 1998.


DIVIDEND AND LIQUIDATION RIGHTS


    All shares of Common Stock will participate equally with respect to dividends and rank equally upon liquidation subject to the rights of holders of any prior ranking stock which may be subsequently authorized and issued. In the event of liquidation, dissolution or winding up of WPSR, the owners of Common Stock are entitled to receive pro rata the assets and funds of WPSR remaining after satisfaction of all creditors of WPSR and payment of all amounts to which owners of prior ranking stock, if any, then outstanding may be entitled.


VOTING RIGHTS


    Subject to Section 180.1150 of the Wisconsin Business Corporation Law (the "WBCL"), as described under "Certain Statutory and Other Provisions" below, every holder of Common Stock has one vote for each share.



    No shareholder has cumulative voting rights which means that the holders of shares entitled to exercise more than 50% of the voting power of shares entitled to vote, represented in person or by proxy at a meeting at which a quorum (a majority of the shares entitled to vote) is represented, are entitled to elect all of the directors to be elected. Under the Articles of Incorporation and the By-Laws of WPSR, the Board of Directors is divided into three classes of three directors each. One class is elected each year for a three-year term.



    Article 5 of WPSR's Articles of Incorporation provides that, subject to the exception discussed below, a director may be removed only for cause by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock. As defined in Article 5, "cause" exists only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or such director has been adjudged to be liable for negligence or misconduct in the performance of his duty to WPSR in a matter which has a materially adverse effect on the business of WPSR, and such adjudication is no

PAGE
longer subject to direct appeal. Article 5 also provides for the removal of a director by the shareholders without cause when such removal is recommended by the "Requisite Vote" of the directors and approved by the affirmative vote of shareholders possessing a majority of the voting power of the then outstanding shares of voting stock. The term "Requisite Vote" is defined as the affirmative vote of at least two-thirds of the directors then in office, plus one director. Unless "cause" is established or removal is recommended by the Requisite Vote of the directors, a director may not be removed from office even if shareholders possessing a majority of the voting power favor the action. Additionally, pursuant to Article 5, vacancies on the Board of Directors, including those resulting from the removal of a director, may be filled for the unexpired portion of the director's term by the majority vote of the remaining members of the Board.



    Article 5 of the Articles of Incorporation provides that those sections of Article III of the By-Laws which set forth the general powers, number, qualifications, and classification of directors may be amended, altered, changed, or repealed only by the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of stock generally possessing voting rights in the election of directors, or by the Requisite Vote of the directors. Article 5 of the Articles of Incorporation provides that Article 5 may itself be amended, altered, changed, or repealed only by the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of stock generally possessing voting rights in the election of directors.


CERTAIN STATUTORY AND OTHER PROVISIONS


    Section 180.1150 of the WBCL provides that the voting power of shares of an "issuing public corporation," which includes WPSR, which are held by any person holding in excess of 20% of the voting power in the election of directors of the issuing public corporation's shares shall be limited to 10% of the full voting power of such excess shares. This statutory voting restriction is not applicable to shares acquired directly from WPSR, to shares acquired in a transaction incident to which shareholders of WPSR vote to restore the full voting power of such shares (either before or after the acquisition of the shares), and under certain other circumstances.

PAGE

    Except as may otherwise be provided by law, the requisite affirmative vote of shareholders for certain significant corporate actions, including a merger or share exchange with another corporation, sale of all or substantially all of the corporate property and assets, or voluntary liquidation of WPSR, is a majority of all the votes entitled to be cast on the transaction by each voting group of outstanding shares entitled to vote thereon. Sections 180.1130 through 180.1134 of the WBCL provide generally that, in addition to the vote otherwise required by law or the articles of incorporation of an "issuing public corporation," certain business combinations not meeting certain adequacy-of-price standards specified in the statute must be approved by (a) the holders of at least 80% of the votes entitled to be cast and (b) two-thirds of the votes entitled to be cast by the corporation's outstanding voting shares owned by persons other than a "significant shareholder" who is a party to the transaction or an affiliate or associate thereof. Section 180.1130 defines "business combination" to include, subject to certain exceptions, a merger or share exchange of the issuing public corporation (or any subsidiary thereof) with, or the sale or other disposition of substantially all assets of the issuing public corporation to, any significant shareholder or affiliate thereof.
"Significant shareholder" is defined generally to mean a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the issuing public corporation.



    Sections 180.1140 through 180.1145 of the WBCL provide that a "resident domestic corporation," such as WPSR, may not engage in a "business combination" with an "interested stockholder" (i.e., a person beneficially
                                               ----
owning 10% or more of the aggregate voting power of the stock of such corporation) within three years after the date (the "stock acquisition date") on which the interested stockholder acquired his or her 10% or greater interest, unless the business combination (or the acquisition of the 10% or greater interest) was approved before the stock acquisition date by the corporation's board of directors. If the interested stockholder fails to obtain such approval by the Board of Directors, then even after such three-year period, a business combination with the interested stockholder may be consummated only with the approval of the holders of a majority of the voting stock not

PAGE
beneficially owned by such interested stockholder, unless the combination satisfies certain adequacy-of-price standards intended to provide a fair price for shares held by non-interested shareholders.



    The above sections of the WBCL, the provisions of the Articles and the By-Laws of WPSR providing for a classified Board of Directors, limiting the rights of shareholders to remove directors, and the ability to issue additional shares of Common Stock without further shareholder approval (except as required under the rules of the New York Stock Exchange and the Chicago Stock Exchange), could have the effect, among others, of discouraging takeover proposals for WPSR or impeding a business combination between WPSR and a major shareholder of WPSR.


    Section 196.795 of the Wisconsin Statutes states that no person may form a public utility holding company (i.e., hold or acquire 5% or more of the
                                  ----
outstanding voting securities of a public utility with the unconditional power to vote such securities) without the approval of the Public Service Commission of Wisconsin.


PRE-EMPTIVE RIGHTS

    No holder of shares of any class of WPSR's stock has pre-emptive or subscription rights.


CONVERSION RIGHTS, REDEMPTION PROVISIONS, AND SINKING FUND PROVISIONS


    The Common Stock of WPSR is not convertible, is not redeemable, and has no sinking fund.


LIABILITY TO FURTHER CALLS OR TO ASSESSMENT


    The shares of Common Stock offered hereby, when issued and delivered by WPSR and paid for as herein contemplated, will be fully-paid and non-assessable by WPSR, except for certain statutory personal liability which may be imposed upon shareholders under Section 180.0622(2)(b) of the WBCL. The substantially identical predecessor to such statute has been judicially interpreted to mean that shareholders of a Wisconsin corporation are subject to personal liability, up to an amount equal to the consideration for which their shares were issued (instead of the aggregate par value in the case of shares with par value, as the statute states), for all debts owing to employees of the corporation for services performed for the corporation, but not exceeding six months service in any one case.

TRANSFER AGENTS AND REGISTRAR


    The transfer agent and registrar for WPSR's Common Stock is Firstar Trust Company, P. O. Box 2077, Milwaukee, WI 53201.


                            PLAN OF DISTRIBUTION


    The Common Stock being offered hereby is offered pursuant to the Plan, the terms of which provide for the purchase of shares of Common Stock, either newly issued shares or shares held in the treasury of WPSR, directly from WPSR, or, at WPSR's option, by an Independent Agent on the open market. As of the date of this Prospectus, shares of Common Stock purchased for Participants under the Plan are being purchased in the open market by an Independent Agent. The Plan provides that WPSR may not change its determination regarding the source of purchases of shares under the Plan more than once in any calendar quarter. The primary consideration in determining the source of shares of Common Stock to be used for purchases under the Plan is expected to be WPSR's desire or need to increase equity capital. If WPSR does not desire or need to raise equity funds externally, shares of Common Stock purchased for Participants under the Plan will be purchased in the open market, subject to the aforementioned limitation on changing the source of shares of Common Stock.



    WPSR will pay all administrative costs and expenses associated with the Plan. Participants will bear the cost of brokerage commissions, related service charges, and any applicable taxes incurred on all sales of shares of Common Stock made in the open market. Such costs will be included as adjustments to sales and purchase prices. It is estimated at this time that such brokerage commissions and related service charges will not exceed 25 cents per share. Brokerage commissions and related service charges for shares of Common Stock purchased in the open market will be borne by WPSR.
Applicable taxes incurred on such purchases will be borne by the Participants. There will be no brokerage commissions or related service charges for shares of Common Stock purchased directly from WPSR.

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

                           AVAILABLE INFORMATION

    WPSR is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Information, as of particular dates, concerning directors and officers, their remuneration, their security holdings, the principal holders of securities of WPSR and any material interest of such persons in transactions with WPSR, is disclosed in proxy statements distributed to shareholders of WPSR and filed with the SEC. Such reports, proxy statements, and other information can be inspected and copied at the offices of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, IL 60661; or 7 World Trade Center, 13th Floor, New York, NY 10048, and copies of such material can be obtained from the Public Reference Section of the SEC at Washington, D.C. 20549 at prescribed rates and on the Internet at http://www.sec.gov. In addition, reports, proxy statements and other information concerning WPSR can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005; and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, IL 60605.



    WPSR has filed with the SEC a registration statement on Form S-3
(herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement.




              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents, which have been filed by WPSR with the SEC pursuant to the Exchange Act (File No. 1-11337) are incorporated by reference into this Prospectus and shall be deemed to be a part hereof:



   a.  WPSR's Annual Report on Form 10-K for the year ended December 31, 1997.

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
   b.  WPSR's Quarterly Report on Form 10-Q for the quarter ended
March 31, 1998.

   c.  WPSR's Current Report on Form 8-K dated June 10, 1998.



   All documents filed by WPSR pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



   WPSR undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Corporate Secretary, WPS Resources Corporation, 700 North Adams Street,
P. O. Box 19001, Green Bay, WI  54307-9001, telephone number 920-433-1050.




                               LEGAL OPINIONS

   Opinions as to validity of the shares of Common Stock of WPSR being offered pursuant to this Prospectus has been rendered by Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, WI 53202, counsel for WPSR.


                                  EXPERTS


   The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports and are included in reliance upon the authority of Arthur Andersen LLP as experts in giving reports.

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

                   WPS RESOURCES CORPORATION

                           __________


                     SHAREHOLDER INQUIRIES


                           TELEPHONE:
                        920-433-1050 or
                          800-236-1551

                        STREET ADDRESS:
                     700 North Adams Street
                      Green Bay, WI  54301

                        MAILING ADDRESS:
                Shareholder Services Department
                   WPS Resources Corporation
                        P. O. Box 19001
                   Green Bay, WI  54307-9001

                           FACSIMILE:
                          920-433-1526

                       INTERNET ADDRESS:
                      http://www.wpsr.com

                    ELECTRONIC MAIL ADDRESS:
                       investor@wpsr.com

                           __________

                  TRANSFER AGENT AND REGISTRAR

                           TELEPHONE:
                        414-276-3737 or
                          800-637-7549

                        MAILING ADDRESS:
                       Investor Services
                     Firstar Trust Company
                         P. O. Box 2077
                      Milwaukee, WI  53201

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
                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16. Exhibits.
         --------

   The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:


Exhibit No.        Exhibit
-----------        -------


3.1                WPS Resources Corporation Restated Articles of
                   Incorporation (Appendix B to Amendment No. 1 to the Registrant's Registration Statement on Form S-4, filed February 28, 1994 (Reg. No. 33-52199), is incorporated by reference herein).



3.2 WPS Resources Corporation By-Laws, as amended (incorporated by reference to Exhibit 3(ii) to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996 (File No. 1-11337) filed October 25, 1996).



4.3 Wisconsin Public Service Corporation Stock Investment Plan (included on pages 1 - 26 of the Registration Statement).


5                  Opinion of Foley & Lardner *


23.1               Consent of Arthur Andersen LLP

23.2               Consent of Foley & Lardner (contained in Exhibit 5). *

24.1 Powers of Attorney (contained on signature pages of Registration Statement as originally filed).

24.2               Substitution of Attorney


* Previously Filed


Item 17.  Undertakings.
          ------------

   The undersigned registrant hereby undertakes:

   1. that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   2. to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                            SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on this 26th day of June, 1998.



WPS RESOURCES CORPORATION
(the "Company" or the "Registrant")


By:  /s/ Francis J. Kicsar
     -------------------------------------
     Francis J. Kicsar
     Secretary




   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the date indicated.(1)

     Name                              Capacity
     ----                              --------


/s/ Larry L. Weyers                 Chairman, President,
------------------------
Larry L. Weyers                     Chief Executive
                                    Officer and Director



/s/ Daniel P. Bittner               Vice President and
------------------------
Daniel P. Bittner                   Chief Financial
                                    Officer



/s/ Diane L. Ford                   Controller and Chief
------------------------
Diane L. Ford                       Accounting
                                    Officer

A. Dean Arganbright                 Director
Michael S. Ariens                   Director
Richard A. Bemis                    Director
Daniel A. Bollom                    Director
Sister Lois Bush                    Director     By:  /s/ Francis J. Kicsar
Robert C. Gallagher                 Director        ------------------------
Kathryn Hasselblad-Pascale          Director          Francis J. Kicsar
James L. Kemerling                  Director          Attorney-in-Fact(2)




(1)      Each of the above signatures is affixed as of June 26, 1998.

(2) The required Powers of Attorney were included on the signature pages of the original Registration Statement (Reg. No. 33-61991) dated August 22, 1995 and Francis J. Kicsar was substituted as an attorney-in-fact pursuant to the Substitution of Attorney filed as
         Exhibit 24.2 to this Post-Effective Amendment.


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